Exhibit 10.73

MANUFACTURING LICENSE AGREEMENT

AMENDMENT ONE

Reference is made to that certain Manufacturing License Agreement dated March 18, 2005 (the “Agreement”) between Tellabs Petaluma, Inc., a Delaware corporation, having its principal place of business at 1465 N. McDowell Blvd., Petaluma, CA 94954 (“Tellabs”) and Occam Networks, Inc., a Delaware corporation, having its principal place of business at 77 Robin Hill Road, Santa Barbara, California 93117 (“Occam”).

WHEREAS, Tellabs and Occam desire to amend the Agreement to modify existing terms and incorporate new terms, as required by the parties, as set forth herein.

NOW THEREFORE, the parties hereby agree as follows as of the date hereof:

1.	Section 3, Paragraph 2 of Exhibit D is hereby deleted and replaced with the following:

“If Tellabs achieves the Lab Trial Milestone or Purchase Commitment Milestone with Verizon, Tellabs will be deemed to have achieved the Lab Trial Milestone or Purchase Commitment Milestone with respect to Verizon and all Verizon Subsidiaries, and all such Verizon Subsidiaries shall be treated as Category 1 Customers herein. However, if Tellabs achieves the Lab Trial Milestone or Purchase Commitment Milestone with one or more specific Verizon Subsidiaries, but not Verizon, Tellabs will be deemed to have achieved the Lab Trial Milestone or Purchase Commitment Milestone only with respect to the specific Verizon Subsidiaries, but not Verizon, and such Verizon Subsidiaries shall be treated as Category 2 Customers herein.”

2.	Section 4 of Exhibit D is hereby deleted and replaced with the following:

“For each Verizon Subsidiary, the Territory is the country in which the Verizon Subsidiary is incorporated or domiciled. For all other customers, the Territory is Canada and the United States of America, including the District of Columbia and excluding all territories, freely associated states, and outlying areas.”

3.	All other terms and conditions in the referenced Agreement shall remain the same.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized representatives.

Tellabs Petaluma, Inc.	Occam Networks, Inc.

Daniel E. Madden	Howard Bailey
Name	Name

Vice President	Chief Financial Officer
Title	Title

/s/ DANIEL E. MADDEN	/s/ HOWARD BAILEY
Signature	Signature

May 6, 2005	April 29, 2005
Date	Date